UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

ARTHROCARE CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-34607	94-3180312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7000 West William Cannon, Building One
Austin, TX  78735
(Address of principal executive offices, including zip code)

(512) 391-3900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 29, 2014, ArthroCare Corporation, a Delaware corporation (“ArthroCare”), completed the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 2, 2014, by and among ArthroCare, Smith & Nephew, Inc., a Delaware corporation (“Smith & Nephew”), Rosebud Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Smith & Nephew (“Merger Subsidiary”), and Smith & Nephew plc, an English public limited company (“Parent Holdco”).  Pursuant to the Merger Agreement, ArthroCare was acquired by Smith & Nephew through a merger of Merger Subsidiary with and into ArthroCare (the “Merger”), with ArthroCare surviving the Merger as a wholly-owned subsidiary of Smith & Nephew (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), (i) each outstanding share of ArthroCare common stock was converted into the right to receive $48.25 in cash and (ii) each equity award with respect to shares of ArthroCare common stock that was outstanding immediately prior to the Effective Time was cancelled in consideration of a cash payment to the holder of the award (subject to reduction for withholding taxes).  In the case of a stock option or stock appreciation right award, the holder received an amount equal to $48.25 less the applicable exercise price per share, multiplied by the number of shares covered by the award. In the case of a restricted stock unit award, the holder received an amount equal to $48.25 multiplied by the number of shares covered by the award. In the case of a performance share award, the holder received an amount equal to $48.25 multiplied by one-third of the target number of shares covered by the award.  The total amount of consideration paid in connection with the Merger was approximately $1.72 billion.  The funds necessary to consummate the Merger were financed from Parent Holdco’s debt facilities, including syndicated term loan and revolving credit facilities provided by Barclays Bank PLC, JPMorgan Chase Bank, N.A. and a syndicate of other lenders, and cash balances.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to ArthroCare’s Current Report on Form 8-K/A with the U.S. Securities and Exchange Commission (the “SEC”) on February 3, 2014, and which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 29, 2014, in connection with the Merger, ArthroCare notified the NASDAQ Stock Market (“NASDAQ”) that the Merger had been completed, and requested that trading of ArthroCare common stock on NASDAQ be suspended after the close of trading on May 29, 2014.  In addition, ArthroCare requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 to delist ArthroCare common stock from NASDAQ and deregister ArthroCare common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  On May 29, 2014, in accordance with ArthroCare’s request, NASDAQ filed the Form 25 with the SEC.  ArthroCare intends to file a certification and notice of termination on Form 15 requesting that ArthroCare’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

As a result of the Merger, a change of control of ArthroCare occurred and ArthroCare became a wholly-owned subsidiary of Smith & Nephew.  The information set forth in Items 2.01 and 3.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, on May 29, 2014, (i) the directors of Merger Subsidiary immediately prior to the Effective Time became the directors of the Surviving Corporation and (ii) each director of ArthroCare immediately prior to the Effective Time ceased his or her service as a director of ArthroCare.  In connection therewith, each of David Fitzgerald, Christian P. Ahrens, Gregory A. Belinfanti, Barbara D. Boyan, Ph.D., James G. Foster, Terrence E. Geremski, Fabiana Lacerca-Allen, Tord B. Lendau and Peter L. Wilson resigned from ArthroCare’s board of directors.

In connection with the Merger, the employment of each of David Fitzgerald, President and Chief Executive Officer of ArthroCare, and Todd Newton, Executive Vice President, Chief Financial Officer and Chief Operating Officer of ArthroCare, will terminate effective as of June 27, 2014.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the bylaws of Merger Subsidiary in effect immediately prior to the Effective Time became the bylaws (the “Bylaws”) of the Surviving Corporation.  Copies of the amended and restated Certificate and Bylaws are not complete and are qualified in their entirety by reference to the amended and restated Certificate and Bylaws, which are filed as Exhibits 3.1 and 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of February 2, 2014 between ArthroCare Corporation, Smith & Nephew, Inc., Rosebud Acquisition Corporation and Smith & Nephew plc (incorporated by reference to Exhibit 2.1 to ArthroCare Corporation’s Current Report on Form 8-K/A filed on February 3, 2014).

3.1	Restated Certificate of Incorporation of ArthroCare Corporation

3.2	Amended and Restated By-laws of ArthroCare Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: June 4, 2014
By:	/s/ Richard Rew
Richard Rew
Senior Vice President, General Counsel and Secretary